EXHIBIT 99.1

ORION ADDS CHARLES MCDULIN TO BOARD OF DIRECTORS

MANITOWOC, WI – January 4, 2023 - Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting and controls, maintenance services and electric vehicle (EV) charging station solutions announced today that it has increased the size of the board to six members and appointed Charles McDulin to its board of directors effective immediately.

Mr. McDulin is an investment analyst at Philotimo Fund, LP, a hedge fund focused on small-cap value and affiliated with Kanen Wealth Management, LLC. Kanen Wealth Management owns approximately 5.3% of Orion’s outstanding common stock.

“We are pleased that Charles is joining our board of directors as a representative of one of our significant investors. Since Charles works for Kanen Wealth Management, one of our largest shareholders, we believe he will bring an important investor-focused perspective to our board,” said Tony Otten, Chair of the Board.

Mr. McDulin’s appointment to the board of directors is pursuant to a Cooperation Agreement containing customary terms and conditions, which will be filed by Orion with the Securities and Exchange Commission as a Current Report on Form 8-K.

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, maintenance services and electrical vehicle (EV) charging solutions. Orion specializes in turnkey design-through-installation solutions for large national customers, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our ESG priorities, goals and progress here or visit our website at www.orionlighting.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the

Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Orion Contact
Steve Paulus, Director Marketing & Communications
Orion Energy Systems, Inc.
spaulus@oesx.com
(920) 239-8007

Investor Relations Contacts

Per Brodin, CFO William Jones; David Collins

Orion Energy Systems, Inc. Catalyst IR

pbrodin@oesx.com (212) 924-9800 or oesx@catalyst-ir.com

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